UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2022

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OCUGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway
Malvern, Pennsylvania 19355
(484) 328-4701
(Address, including zip code, and telephone number, including area code, of principal executive office)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.
On September 23, 2022, Ocugen, Inc. (the “Company”) entered into an exclusive license agreement (the “WU License Agreement”) with The Washington University (“Washington University”), pursuant to which the Company was granted an exclusive, sublicensable, royalty-bearing license to patent rights for an intranasal COVID-19 vaccine and a license to certain tangible research property and technical information necessary to exploit the patent rights within the Territory (as defined below). Under the WU License Agreement, the Company may make, have made, sell, offer for sale, use, market, promote, distribute, export, and import licensed products in the United States, Europe, and Japan (collectively, the “Territory”), and has agreed to use commercially reasonable efforts to develop, manufacture, promote, and sell the licensed products in the Territory.
The WU License Agreement requires the Company to pay an initial license issuance fee of $1.0 million, an annual license maintenance fee, payments upon achievement of certain regulatory and commercial milestones in the aggregate amount of up to $37.0 million, and low single-digit percentage royalties on net sales of the licensed products.
Washington University maintains control of patent preparation, filing, prosecution, and maintenance. The Company is responsible for Washington University’s out-of-pocket expenses related to the preparation, filing, prosecution, issuance, and maintenance of the licensed patent rights incurred pursuant to the WU License Agreement.
The WU License Agreement will expire on a country-by-country basis and a licensed product-by-licensed product basis and end, separately in each such country and for each such licensed product, upon the latter of (a) the expiration date of the last valid claim, (b) the fifteenth (15th) anniversary of the date of the first commercial sale of a licensed product, or (c) the expiration of the last form of Market Exclusivity (as defined in the WU License Agreement), subject to the earlier termination of the WU License Agreement in accordance with its terms. In addition, the agreement contains customary termination provisions in the event of an uncured material breach or upon certain corporate actions, including bankruptcy, receivership, or liquidation.
The foregoing summary of the material terms of the WU License Agreement is qualified in its entirety by the terms of the WU License Agreement, a copy of which will be filed as an exhibit in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 to be filed under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 28, 2022

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman
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